Exhibit 99.1
FOR IMMEDIATE RELEASE

CONTACT:	Investor Relations John Eldridge (206) 272-6571 j.eldridge@f5.com Public Relations Alane Moran (206) 272-6850 a.moran@f5.com
F5 Networks Announces Fourth Quarter and Fiscal 2008 Results
SEATTLE, WA—October 22, 2008—F5 Networks, Inc. (NASDAQ: FFIV) today announced revenue of $171.3 million for the fourth quarter of fiscal 2008, up 3 percent from $165.6 million in the prior quarter and 18 percent from $145.6 million in the fourth quarter of fiscal 2007. For fiscal year 2008, revenue was $650.2 million, up 24 percent from $525.7 million in fiscal 2007.
GAAP net income for the fourth quarter was $19.7 million ($0.24 per diluted share) compared to $19.1 million ($0.23 per diluted share) in the third quarter of 2008 and $12.9 million ($0.15 per diluted share) in the fourth quarter a year ago. GAAP net income for the year was $74.3 million ($0.89 per diluted share) versus $77.0 million ($0.90 per diluted share) in fiscal year 2007.
Excluding the impact of stock-based compensation and a non-recurring loss on facility exit and sublease, non-GAAP net income for the fourth quarter was $33.4 million ($0.41 per diluted share), compared to $30.2 million ($0.37 per diluted share) in the prior quarter and $34.1 million ($0.40 per diluted share) in the fourth quarter of fiscal 2007 (which also excluded in-process research and development expenses related to the company’s acquisition of Acopia Networks, Inc. in September 2007). For fiscal year 2008, non-GAAP net income was $121.3 million ($1.45 per diluted share) versus $122.9 million ($1.44 per diluted share) in fiscal year 2007.
A reconciliation of GAAP net income to non-GAAP net income is included on the attached Consolidated Statements of Operations.
Noting that the fourth quarter of 2008 marked F5’s 23rd consecutive quarter of sequential revenue growth, president and chief executive officer John McAdam said he was generally pleased with the results in the context of a difficult global economy.
“Although fourth quarter revenue was slightly below our expectations and guidance, robust demand for our new entry-level products outstripped our ability to fill all the orders we received during the quarter and resulted in a significant year-end backlog of orders for those products. Despite lower than expected revenue, our non-GAAP operating margin continued to improve, and earnings exceeded our targets on both a GAAP and non-GAAP basis,” McAdam said.

During the fourth quarter, F5 also continued to strengthen its balance sheet. Deferred revenue, principally from service maintenance contracts, was $145 million at year end. Cash flow from operations was $59 million in the fourth quarter and $194 million for the year. During fiscal 2008, the company repurchased $200 million of F5 common stock and ended the year with $451 million in cash and investments.
For first quarter of fiscal 2009, ending December 31st, the company has set a revenue target of $172 million to $174 million and a GAAP earnings target of $0.26 to $0.27 per diluted share. Excluding stock-based compensation expense, the company’s non-GAAP earnings target is $0.41 to $0.42 per diluted share. A reconciliation of the company’s expected GAAP and non-GAAP earnings is provided in the following table:

	Three months ended
	December 31, 2008
Reconciliation of Expected Non-GAAP First Quarter Earnings	Low	High

Net income	$21.2	$22.0
Stock-based compensation expense, net of tax	11.9	11.9

Pro forma net income excluding stock-based compensation expense	$33.1	$33.9

Net income per share — diluted	$0.26	$0.27

Pro forma net income per share — diluted	$0.41	$0.42

Share Repurchase Program
The company also announced today that its board of directors approved the repurchase of up to an additional $200 million of the company’s outstanding common stock.
Acquisitions for the share repurchase program will be made from time to time in private transactions or open market purchases as permitted by securities laws and other legal requirements. The program does not require the purchase of any minimum number of shares and may be suspended, modified or discontinued at any time without prior notice.
Analyst/Investor Meeting
F5 will hold a meeting for analysts and investors at the company’s corporate headquarters in Seattle, Washington, from 8:00 a.m. to noon Pacific Time on Tuesday, November 4, 2008.
To register online for this event go to: http://www.f5.com/analyst-meeting/
For more information contact Darlene Henderson (206.272.6170) or email 2008analystmeeting@f5.com.

The meeting will also be webcast live and an archived version will be available through Thursday, December 4. The link for the live webcast and the archived version is http://www.f5.com/about/investor-relations/events-calendar.html.
About F5 Networks
F5 Networks is the global leader in Application Delivery Networking. F5 provides solutions that make applications secure, fast, and available for everyone. By adding intelligence and manageability into the network to offload applications and optimize the data storage layer, F5 extends the power of intelligent networking to all levels of application delivery. F5’s extensible architecture intelligently integrates application optimization, protects the application and the network, and delivers application reliability. Over 16,000 organizations and service providers worldwide trust F5 to keep their applications running. The company is headquartered in Seattle, Washington with offices worldwide. For more information, go to www.f5.com.
Forward Looking Statements
Statements in this press release concerning the continuing strength of F5’s business, sequential growth, the target revenue and earnings range, share amount and share price assumptions, demand for application delivery networking and storage virtualization products and other statements that are not historical facts are forward-looking statements. Such forward-looking statements involve risks and uncertainties, as well as assumptions and other factors that, if they do not fully materialize or prove correct, could cause the actual results, performance or achievements of the company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to: customer acceptance of our new traffic management, security, application delivery, WAN optimization and storage virtualization offerings; the timely development, introduction and acceptance of additional new products and features by F5 or its competitors; competitive pricing pressures; increased sales discounts; uncertain global economic conditions which may result in reduced customer demand for our products and services and changes in customer payment patterns; F5’s ability to sustain, develop and effectively utilize distribution relationships; F5’s ability to attract, train and retain qualified product development, marketing, sales, professional services and customer support personnel; F5’s ability to expand in international markets; the unpredictability of F5’s sales cycle; the share repurchase program; future prices of F5’s common stock; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. All forward-looking statements in this press release are based on information available as of the date hereof and qualified in their entirety by this cautionary statement. F5 assumes no obligation to revise or update these forward-looking statements.

GAAP to non-GAAP Reconciliation
F5’s management evaluates and makes operating decisions using various operating measures. These measures are generally based on the revenues of its products, services operations and certain costs of those operations, such as cost of revenues, research and development, sales and marketing and general and administrative expenses. One such measure is net income excluding stock-based compensation, which is a non-GAAP financial measure under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. This measure consists of GAAP net income excluding, as applicable, stock-based compensation. Net income excluding stock-based compensation (non-GAAP) is adjusted by the amount of additional taxes or tax benefit that the company would accrue if it used non-GAAP results instead of GAAP results to calculate the company’s tax liability. Stock-based compensation is a non-cash expense that F5 has accounted for since July 1, 2005 in accordance with the fair value recognition provisions of Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment.” In addition, in-process research and development (“IPR&D”) expenses and a loss on facility exit and sublease have been excluded from GAAP net income for the purpose of measuring non-GAAP earnings and earnings per share in the fourth fiscal quarters of 2007 and 2008, respectively. IPR&D is a non-recurring, non-cash expense which reflects the amount allocated to IPR&D that the company acquired in connection with its acquisition of Acopia Networks, Inc. in the fourth fiscal quarter of 2007. The loss on facility exit and sublease is a non-recurring loss related to the closure of F5’s office in Bellevue, Washington and the subleasing of a portion of the office space in the 333 Elliott West building in Seattle, Washington in the fourth fiscal quarter of 2008.
Management believes that net income excluding stock-based compensation, in-process research and development and non-recurring one-time losses such as those related to the facility exit and sublease (non-GAAP) provides useful supplemental information to management and investors regarding the performance of the company’s business operations and facilitates comparisons to the company’s historical operating results. Although F5’s management finds this non-GAAP measure to be useful in evaluating the performance of the business, management’s reliance on this measure is limited because items excluded from such measures could have a material effect on F5’s earnings and earnings per share calculated in accordance with GAAP. Therefore, F5’s management will use its non-GAAP earnings and earnings per share measures, in conjunction with GAAP earnings and earnings per share measures, to address these limitations when evaluating the performance of the company’s business. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures in accordance with GAAP.
F5 believes that presenting its non-GAAP measure of earnings and earnings per share provides investors with an additional tool for evaluating the performance of the company’s business, which management uses in its own evaluation of the company’s performance. Investors are encouraged to look at GAAP results as the best measure of financial performance. For example, stock-based compensation is an obligation of the Company that should be considered and each line item is important to financial performance generally. However, while the GAAP results are more complete, the company provides investors this supplemental measure since, with reconciliation to GAAP, it may provide additional insight into its operational performance and financial results.
###

F5 Networks, Inc.
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	September 30,	September 30,
	2008	2007
Assets
Current assets
Cash and cash equivalents	$78,303	$54,296
Short-term investments	111,883	204,169
Accounts receivable, net of allowances of $4,348 and $3,161	97,057	91,774
Inventories	10,148	10,672
Deferred tax assets	5,910	5,305
Other current assets	20,068	20,434

Total current assets	323,369	386,650

Restricted cash, long-term	2,748	3,959
Property and equipment, net	47,557	36,024
Long-term investments	261,086	216,366
Deferred tax assets	46,917	38,036
Goodwill	231,892	233,997
Other assets, net	25,654	29,256

Total assets	$939,223	$944,288

Liabilities and Shareholders’ Equity

Current liabilities
Accounts payable	$13,092	$25,525
Accrued liabilities	48,051	39,990
Deferred revenue	125,678	87,895

Total current liabilities	186,821	153,410

Other long-term liabilities	14,822	7,679
Deferred revenue, long-term	19,321	12,622

Total long-term liabilities	34,143	20,301

Commitments and contingencies

Shareholders’ equity
Preferred stock, no par value; 10,000 shares authorized, no shares outstanding	—	—
Common stock, no par value; 200,000 shares authorized 79,094 and 84,379 shares issued and outstanding	477,299	598,436
Accumulated other comprehensive loss	(6,076)	(564)
Retained earnings	247,036	172,705

Total shareholders’ equity	718,259	770,577

Total liabilities and shareholders’ equity	$939,223	$944,288

F5 Networks, Inc.
Condensed Consolidated Statements of Operations
(unaudited, in thousands, except per share amounts)

	Three months ended		Twelve months ended
	September 30,		September 30,
	2008	2007	2008	2007
Net revenues
Products	$115,790	$106,982	$452,929	$392,921
Services	55,473	38,625	197,244	132,746

Total	171,263	145,607	650,173	525,667

Cost of net revenues (1)
Products	26,584	23,683	102,400	84,094
Services	12,329	9,665	46,618	34,230

Total	38,913	33,348	149,018	118,324

Gross Profit	132,350	112,259	501,155	407,343

Operating expenses (1)
Sales and marketing	60,461	48,165	237,175	175,555
Research and development	26,367	19,929	103,394	69,030
General and administrative	14,632	11,196	56,001	49,256
In-process research and development	—	14,000	—	14,000
Loss on facility exit and sublease	5,271	—	5,271	—

Total	106,731	93,290	401,841	307,841

Income from operations	25,619	18,969	99,314	99,502
Other income, net	3,513	7,355	18,950	28,191

Income before income taxes	29,132	26,324	118,264	127,693
Provision for income taxes (1)	9,431	13,442	43,933	50,693

Net Income	$19,701	$12,882	$74,331	$77,000

Net income per share — basic	$0.25	$0.15	$0.90	$0.93

Weighted average shares — basic	79,754	84,305	82,290	83,205

Net income per share — diluted	$0.24	$0.15	$0.89	$0.90

Weighted average shares — diluted	80,785	85,792	83,428	85,137

Non-GAAP Financial Measures

Net income as reported	$19,701	$12,882	$74,331	$77,000
Stock-based compensation expense, net of tax (3)	10,328	7,258	43,638	31,948
In-process research and development	—	14,000	—	14,000
Loss on facility exit and sublease, net of tax (2)	3,321	—	3,321	—

Net income excluding stock-based compensation, in-process research and development and loss on facility exit and sublease (Non-GAAP)	$33,350	$34,140	$121,290	$122,948

Net income per share excluding stock-based compensation, in-process research and development and loss on facility exit and sublease (Non-GAAP) — diluted	$0.41	$0.40	$1.45	$1.44

Weighted average shares — diluted	80,785	85,792	83,428	85,137

(1) Includes stock-based compensation as follows:
Cost of net revenues	$1,175	$753	$4,345	$2,569
Sales and marketing	5,623	3,906	24,061	15,784
Research and development	4,106	2,689	16,326	10,230
General and administrative	3,858	2,857	15,850	12,630
Tax effect of stock based compensation	(4,434)	(2,947)	(16,944)	(9,265)

	$10,328	$7,258	$43,638	$31,948

(2) Includes loss on facility exit and sublease as follows:
Loss on facility exit and sublease	$5,271		$5,271
Tax effect of loss on facility exit and sublease	(1,950)		(1,950)

	$3,321		$3,321

(3) Stock-based compensation is accounted for in accordance with Financial Accounting Standards Board Statement No. 123(R), “Share-Based Payments” using the attribution method for recognizing compensation expense.